Exhibit (a)(13)

                        SCUDDER INTERNATIONAL FUND, INC.
                             ARTICLES SUPPLEMENTARY


         SCUDDER INTERNATIONAL FUND, INC., a Maryland corporation having a principal office in New York, New York and having The Corporation Trust Incorporated as its resident agent located at 300 East Lombard Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the aggregate number of shares of stock that the Corporation, being registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), has the authority to issue is hereby increased to one billion (1,000,000,000) shares, with a par value of One Cent ($.01) per share, for an aggregate par value of Ten Million Dollars ($10,000,000.00).

         (a) Immediately before the increase effected by these Articles Supplementary, the total number of shares of stock of all series and classes that the Corporation had the authority to issue was nine hundred million (900,000,000) shares, with a par value of One Cent ($.01) per share, for an aggregate par value of Nine Million Dollars ($9,000,000.00).

         (b) Immediately after the increase effected by these Articles Supplementary, the total number of shares of stock of all series and classes that the Corporation has the authority to issue is one billion (1,000,000,000) shares, with a par value of One Cent ($.01) per share, for an aggregate par value of Ten Million Dollars ($10,000,000.00).

         SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred million (100,000,000) shares of the capital stock of the Corporation resulting from the increase of authorized capital stock effected by these Articles Supplementary as a separate class of the International Fund, such class being designated as the "Class R Shares" class of the International Fund.

         Immediately before the increase effected by these Articles Supplementary, the Corporation had the authority to issue nine hundred million (900,000,000) shares of capital stock, $0.01 par value per share, two hundred million (200,000,000) shares of authorized capital stock being designated as the International Fund, of which one hundred million (100,000,000) shares were designated as the Barrett International Shares class of the International Fund, and one hundred million (100,000,000) shares were designated as the International Shares class of the International Fund; one hundred million (100,000,000) shares of authorized capital stock being

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designated as the International Growth Fund; one hundred million (100,000,000)
shares of authorized capital stock being designated as the International Value Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the Pacific Opportunities Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the Latin America Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the Greater Europe Growth Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the Emerging Markets Growth Fund; and one hundred million (100,000,000) shares of authorized capital stock being designated as the International Growth and Income Fund.

         Immediately after the increase effected by these Articles Supplementary, the Corporation will have the authority to issue one billion (1,000,000,000) shares of capital stock, $0.01 par value per share, three hundred million (300,000,000) shares of authorized capital stock being designated as the International Fund, of which one hundred million (100,000,000) shares will be designated as the Barrett International Shares class of the International Fund, one hundred million (100,000,000) will be designated as the International Shares class of the International Fund, and one hundred million (100,000,000) shares will be designated as the Class R Shares class of the International Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the International Growth Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the International Value Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the Pacific Opportunities Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the Latin America Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the Greater Europe Growth Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the Emerging Markets Growth Fund; and one hundred million (100,000,000) shares of authorized capital stock being designated as the International Growth and Income Fund.

         The Emerging Markets Growth Fund, International Fund, Latin America Fund, Pacific Opportunities Fund, Greater Europe Growth Fund, International Growth and Income Fund, International Growth Fund and International Value Fund are each hereafter referred to as a "series." The Barrett International Shares class, the International Shares class, and the Class R Shares class of the International Fund are each hereafter referred to as a "class."

         THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to classify and reclassify and issue any unissued shares of any series or class of the Corporation and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

         FOURTH: A description of the Class R Shares class of the International Fund, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

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         (a) Except as provided in the Charter of the Corporation and except as described in (b) below, the Class R Shares class of the International Fund shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as the Barrett International Shares class and the International Shares class of the International Fund.

          (b) The Class R Shares class of the International Fund may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administrative or service agreement, plan or other arrangement, however designated), and to such account size requirements, which may be different from the sales loads, charges, expenses, fees or account size requirements of the Barrett International Shares class and the International Shares class of the International Fund, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

         FIFTH: The Board of Directors of the Corporation, at a meeting duly called, convened and held on June 7, 1999, adopted resolutions increasing the aggregate number of shares of capital stock that the Corporation has authority to issue and designating and classifying the authorized capital stock of the Corporation as set forth in these Articles Supplementary.

         IN WITNESS WHEREOF, Scudder International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Chairman of the Board and its corporate seal to be hereunto affixed and attested by its Secretary, on the 7th day of June, 1999.

ATTEST                                      SCUDDER INTERNATIONAL
                                            FUND, INC.

By:                                         By:
         --------------------------                  --------------------------
         Caroline Pearson                            John Millette
         Assistant Secretary                         Vice President


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